Exhibit 4.5

Cabela’s Incorporated
Cabela’s Catalog, Inc.
Cabela’s Retail, Inc.
Cabela’s Outdoor Adventures, Inc.
Cabelas.com, Inc.
Cabela’s Wholesale, Inc.
Cabela’s Ventures, Inc.
Wild Wings, LLC
Cabela’s Lodging, LLC
Van Dyke Supply Company, Inc.
Cabela’s Marketing and Brand Management, Inc.
Cabela’s Retail LA, LLC
Cabela’s Trophy Properties, LLC
Original Creations, LLC
Cabela’s Retail TX, L.P.
Cabela’s Retail GP, LLC
Legacy Trading Company
CRLP, LLC
Cabela’s Retail MO, LLC
Cabela’s Retail IL, Inc.

Third Amendment Agreement

Dated as of June 15, 2007

Re:	Note Purchase Agreements dated as of September 5, 2002

Third Amendment Agreement
to

Re:	Note Purchase Agreements dated as of September 5, 2002
and
$125,000,000 4.95% Senior Notes, Series 2002-A, due September 5, 2009

Dated as of
June 15, 2007
To each of the Holders of Notes
  Named on Schedule I hereto

Ladies and Gentlemen:

Reference is made to the separate Note Purchase Agreements, each dated as of September 5, 2002 as amended by the First Amendment Agreement dated as of October 31, 2005 and the Second Amendment Agreement dated as of February 27, 2006 (and as further amended from time to time by joinder agreements, the “Existing Note Agreements” and, as amended hereby, the “Note Agreements”), between Cabela’s Incorporated (the “Company”) and the Subsidiaries of the Company consisting of (i) Cabela’s Catalog, Inc., a Nebraska corporation (“Catalog”), (ii) Cabela’s Retail, Inc., a Nebraska corporation (“Retail”), (iii) Cabela’s Outdoor Adventures, Inc., a Nebraska corporation (“Adventures”), (iv) Cabelas.com, Inc., a Nebraska corporation (“Cabelas.com”), (v) Cabela’s Wholesale, Inc., a Nebraska corporation (“Wholesale”), (vi) Cabela’s Ventures, Inc., a Nebraska corporation (“Ventures”), (vii) Wild Wings, LLC, a Minnesota limited liability company (“Wild Wings”), (viii) Cabela’s Lodging, LLC, a Nebraska limited liability company (“Lodging”), (ix) Van Dyke Supply Company, Inc., a South Dakota corporation (“Van Dyke”), (x) Cabela’s Marketing and Brand Management, Inc., a Nebraska corporation (“Marketing”), (xi) Cabela’s Retail LA, LLC, a Nebraska limited liability company (“Retail LA”), (xii) Cabela’s Trophy Properties, LLC, a Nebraska limited liability company (“Trophy”), (xiii) Original Creations, LLC, a Minnesota limited liability company (“Creations”), (xiv) Cabela’s Retail TX, L.P., a Nebraska limited partnership (“Retail TX”), (xv) Cabela’s Retail GP, LLC, a Nebraska limited liability company (“Retail GP”), (xvi) Legacy Trading Company, a South Dakota corporation (“Legacy”), (xvii) CRLP, LLC, a Nebraska limited liability company (“CRLP”), (xviii) Cabela’s Retail MO, LLC, a Nebraska limited liability company (“Retail MO”), and (xix) Cabela’s Retail IL, Inc., an Illinois corporation (“Retail IL” and, together with the Company, Catalog, Retail, Adventures, Cabelas.com, Wholesale, Ventures, Wild Wings, Lodging, Van Dyke, Marketing, Retail LA, Trophy, Creations, Retail TX, Retail GP, Legacy, CRLP and Retail MO are, individually, referred to as an “Obligor” and, collectively, as the “Obligors”), and each of the Purchasers named in Schedule A thereto, respectively, under and pursuant to which $125,000,000 aggregate principal amount of 4.95% Senior Notes, Series 2002-A, due September 5, 2009 (the “Notes”) of the Obligors were issued.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors request the amendment of a certain provision of the Existing Note Agreements as hereinafter provided.

Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof and receipt by the Obligors of similar acceptances from the Holders of the Notes, this Third Amendment Agreement shall constitute a contract between us amending the Existing Note Agreements, as of the Third Amendment Closing Date (hereinafter defined), but only in the respects hereinafter set forth:

Section 1.    Amendment to Existing Note Agreements.

Section 1.1    The “and” at the end of Section 7.1(f) shall be deleted, the “.” at the end of Section 7.1(g) shall be replaced with “; and” and the following shall be added as a new section 7.1(h):

“(h)  Supplements, Restatements and Amendments– promptly and in any event within five (5) Business Days after the execution and delivery of any amendment, restatement or supplement of the 1995 Note Agreements, the 2006 Note Agreements or the Credit Agreement, a copy thereof.”

    Section 1.2.    The following definitions in Schedule B of the Existing Note Agreements are either added or otherwise restated:

“Obligors” is defined in the first paragraph of the Third Amendment Agreement and shall include any other party that is a party to a joinder agreement executed pursuant to Section 9.8(d) of this Agreement.

“Third Amendment Agreement” means this Third Amendment Agreement dated as of June 15, 2007.

“2006 Note Agreements” means those certain separate Note Purchase Agreements dated as of February 27, 2006 between the 2006 Noteholders and the Obligors, as amended, restated and supplemented from time to time.

“2006 Noteholders” means the parties set forth in Schedule A to the 2006 Note Agreements and the corresponding schedule of any supplement thereto, and any Person who succeeds to their respective benefits in accordance with the 2006 Note Agreements.

Section 2.    Representation and Warranty.

The Obligors hereby represent and warrant that as of the date hereof and as of the date of execution and delivery of this Third Amendment Agreement, there are no Defaults or Events of Default under the Existing Note Agreements before and after giving effect to this Third Amendment Agreement and the representations and warranties set forth in Schedule II hereto are true and correct before and after giving effect to this Third Amendment Agreement.

Section 3.    Conditions Precedent.

This Third Amendment Agreement shall not become effective until, and shall become effective on, the Business Day when each of the following conditions shall have been satisfied (the “Third Amendment Closing Date”):

    Section 3.1.    Consent.  The Obligors shall have obtained your written consent as evidenced by your signature at the foot of this Third Amendment Agreement.

    Section 3.2.    Payment of Fees and Expenses.  The reasonable fees and disbursements of Chapman and Cutler LLP, your special counsel, relating to the preparation, execution and delivery of this Third Amendment Agreement and related matters shall have been paid by the Company to the extent reflected in a statement of such counsel rendered to the Company.

Section 3.3.    First Supplement to 2006 Note Agreements. Each of the parties thereto shall have executed and delivered the First Supplement to the 2006 Note Agreements.

    Section 3.4.    Revised Intercreditor Agreement.  Each of the parties thereto shall have executed and delivered the Fourth Amended and Restated Intercreditor Agreement dated as of June 15, 2007 (the “Revised Intercreditor Agreement”) in the form attached hereto as Exhibit A, which Revised Intercreditor Agreement will be satisfactory to you in scope and form.

    Section 3.5.    Representations and Warranties.  The representations and warranties of each of the Obligors in this Third Amendment Agreement shall be correct when made and at the time of the Closing.

    Section 3.6.    Proceedings and Documents.  All corporate or limited liability company or limited partnership and other proceedings in connection with the transactions contemplated by this Third Amendment Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

Section 4.    Miscellaneous.

    Section 4.1.    Except as amended herein, all terms and provisions of the Existing Note Agreements and the Notes and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

    Section 4.2.    Any and all notices, requests, certificates and other instruments, including the Notes, may refer to the Note Agreements without making specific reference to this Third Amendment Agreement, but nevertheless all such references shall be deemed to include this Third Amendment Agreement unless the context shall otherwise require.

    Section 4.3.    This Third Amendment Agreement and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder.  All covenants made by the Obligors herein shall survive the closing and the delivery of this Third Amendment Agreement.

    Section 4.4.    This Third Amendment Agreement shall be governed by and construed in accordance with Nebraska law.

    Section 4.5.    The capitalized terms used in this Third Amendment Agreement shall have the respective meanings specified in the Note Agreements unless otherwise herein defined, or the context hereof shall otherwise require.

[Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

The execution hereof by the Holders shall constitute a contract among the Obligors and the Holders for the uses and purposes hereinabove set forth.  This Third Amendment Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Cabela’s Incorporated
Cabela’s Catalog, Inc.
Cabela’s Retail, Inc.
Cabela’s Outdoor Adventures, Inc.
Cabelas.com, Inc.
Cabela’s Wholesale, Inc.
Cabela’s Ventures, Inc.
Wild Wings, LLC
Cabela’s Lodging, LLC
Cabela’s Marketing and Brand Management, Inc.
Cabela’s Retail LA, LLC
Original Creations, LLC
Cabela’s Trophy Properties, LLC
Cabela’s Retail GP, LLC
Legacy Trading Company
CRLP, LLC
Cabela’s Retail MO, LLC
Cabela’s Retail IL, Inc.

By:	/s/ Ralph W. Castner
	Name:	Ralph W. Castner
	Title:	Vice President, CFO, Secretary or Treasurer

Van Dyke Supply Company, Inc.

By:	/s/ Gregg Severinson
	Name:	Gregg Severinson
	Title:	Vice President

Cabela’s Retail TX, L.P.

By:	Cabela’s Retail GP, LLC
Its:	General Partner

By:	/s/ Ralph W. Castner
	Name:	Ralph W. Castner
	Title:	Secretary and Treasurer

This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid.

Jackson National Life Insurance Company

By:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

By:	/s/ Mark Staub
	Name:	Mark Staub
	Title:	Vice President

Jackson National Life Insurance Company of New York

By:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company of New York

By:	/s/ Mark Staub
	Name:	Mark Staub
	Title:	Vice President

The Prudential Assurance Company Limited

By:	PPM America, Inc., as attorney in fact, on behalf of The Prudential Assurance Company Limited

By:	/s/ Mark Staub
	Name:	Mark Staub
	Title:	Vice President

First SunAmerica Life Insurance Company

AIG SunAmerica Life Assurance Company F.K.A and D.B.A. Anchor National Life Insurance Company

By:	AIG Global Investment Corp., investment adviser

By:	/s/ Gerald F. Herman
	Name:	Gerald F. Herman
	Title:	Vice President

Genworth Life Insurance Company

By:	/s/ Morian C. Mooers
	Name:	Morian C. Mooers
	Title:	Investment Officer

Genworth Life and Annuity Insurance Company

By:	/s/ Morian C. Mooers
	Name:	Morian C. Mooers
	Title:	Investment Officer

Teachers Insurance and Annuity Association of America

By:	/s/ Brian Noelae
	Name:	Brian Noelae
	Title:	Director

TIAA-CREF Life Insurance Company

By:	Teachers Insurance and Annuity Association of America, as Investment Manager

By:	/s/ Brian Noelae
	Name:	Brian Noelae
	Title:	Director

Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
Provident Mutual Life Insurance Company

By:	/s/ Joseph P. Young
	Name:	Joseph P. Young
	Title:	Authorized Signatory

Pacific Life Insurance Company

By:	/s/ Matthew Levene
	Name:	Matthew Levene
	Title:	Assistant Vice President

By:	/s/ Cathy Schwartz
	Name:	Cathy Schwartz
	Title:	Assistant Secretary

Massachusetts Mutual Life Insurance Company

By:	Babson Capital Management LLC as Investment Adviser

By:	/s/ Elisabeth A. Perenick
	Name:	Elisabeth A. Perenick
	Title:	Managing Director

C.M. Life Insurance Company

By:	Babson Capital Management LLC as Investment Sub-Adviser

By:	/s/ Elisabeth A. Perenick
	Name:	Elisabeth A. Perenick
	Title:	Managing Director

MassMutual Asia Limited

By:	Babson Capital Management LLC as Investment Adviser

By:	/s/ Elisabeth A. Perenick
	Name:	Elisabeth A. Perenick
	Title:	Managing Director

Principal Life Insurance Company

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By:	/s/ Colin Pennycooke
	Name:	Colin Pennycooke
	Title:	Counsel

By:	/s/ James C. Fifield
	Name:	James C. Fifield
	Title:	Assistant General Counsel

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